SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2003

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

ITEM 9. Regulation FD Disclosure.

On November 13, 2003, FMC Corporation held analyst information meetings. Slides used in the presentations at the meeting by William G. Walter, President and Chief Executive Officer, are attached hereto as an exhibit on this report. These slides may also be accessed at the company’s website (www.fmc.com) and will be available for a period of at least thirty days.

This Report is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/s/ W. KIM FOSTER

W. Kim Foster Senior Vice President and Chief Financial Officer

Date November 14, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	FMC overview presentation by William G. Walter on November 13, 2003.